FOR IMMEDIATE RELEASE



                                  NEWS RELEASE

                               SUITE101.COM, INC.


Vancouver, British Columbia, April 18, 2002 - Suite101.com, Inc. (OTC BB: BOWG) announced today that Double B Holdings, LLC had exercised its right, under the previously announced option agreement entered into with Suite101 in March 2002, to extend the expiration date of its right to exercise the option to May 14, 2002. As provided in the option agreement, the extension was accompanied by a payment of an additional $30,000 as consideration for the extension.

         This Press Release may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of Suite101.com, Inc., its directors, or its officers with respect to the future business plans and activities of the Company. Investors are cautioned that any such forward-looking statements are not guarantees of future business activities or changes in those activities and involve risks and uncertainties. The Company's future business activities involve significant risks, including among others, its possible inability to successfully redirect the Company's activities or enter into any related agreements. Additional important factors that could cause such differences are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB, quarterly reports on Form 10-QSB and annual report on Form 10-K. The filings may be viewed at http://www.sec.gov.




CONTACT:
Doug Loblaw
Investor Relations
Suite101.com
Tel:  604-682-1400
Fax:  604-682-3277
dougl@suite101.com